Exhibit 99.1

NEWS RELEASE
1101 East Arapaho Road
Suite 200
Richardson TX 75081 USA
(972) 234-6400 main

Contact

Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

INTRUSION INC. REPORTS NET INCOME OF $947 THOUSAND IN THE FIRST QUARTER OF 2019

Richardson, Texas – May 13, 2019 – Intrusion Inc. (OTCQB: INTZ), (“Intrusion”) today announced financial results for the quarter ended March 31, 2019.

Intrusion’s net income was $947 thousand in the first quarter 2019, compared to a net income of $346 thousand for the first quarter 2018 and net income of $851 thousand for the fourth quarter 2018.

Revenue for the first quarter 2019 was $3.2 million, compared to $2.3 million for the first quarter 2018 and $3.0 million for the fourth quarter 2018.

Gross profit margin was 60% of revenue in the first quarter 2019; compared to 62% for the first quarter 2018 and 63% for the fourth quarter 2018.

Intrusion’s first quarter 2019 operating expenses were $0.9 million; compared to $1.0 million for the first quarter 2018 and $1.0 million for the fourth quarter 2018.

As of March 31, 2019, Intrusion reported cash and cash equivalents of $1.0 million, working capital of $0.6 million and debt of $0.9 million.

“Our continued profitability has allowed us to reduce our loan payable to officer by $1.0 million in the first quarter 2019, with a strong cash balance of $951 thousand,” stated G. Ward Paxton, President and CEO of Intrusion.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today. Interested investors can access the call at 1-877-258-4925 (if outside the United States, 1-973-500-2152). For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until May 20, 2019 by calling 1-855-859-2056 (if outside the United States, 1-404-537-3406). At the replay prompt, enter conference identification number 4269625. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

Intrusion

First Quarter 2019 Results

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. Intrusion’s product families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the effects of sales and implementation cycles for our products on our quarterly results and difficulties in accurately estimating market growth, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. The factors that could cause actual results to differ materially from expectations are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

Intrusion

First Quarter 2019 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$951	$1,652
Accounts receivable	1,492	1,967
Prepaid expenses	185	91
Total current assets	2,628	3,710
Noncurrent Assets
Property and equipment, net	273	200
Finance leases right-of-use asset, net	105	121
Operating lease right-of-use asset, net	1,498	—
Other assets	38	38
Total noncurrent assets	1,914	359
TOTAL ASSETS	$4,542	$4,069

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$1,265	$1,596
Dividends payable	32	594
Finance leases liability, current portion	53	58
Operating lease liability, current portion	250	—
Deferred revenue	475	1,004
Total current liabilities	2,075	3,252

Noncurrent Liabilities
Loan payable to officer	815	1,815
Finance leases liability, noncurrent portion	54	64
Operating lease liability, noncurrent portion	1,517	—
Total noncurrent liabilities	2,386	1,879

Stockholders' Equity (Deficit):
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 200 Liquidation preference of $1,025 in 2019 and $1,213 in 2018	707	707
Series 2 shares issued and outstanding – 460 Liquidation preference of $1,155 in 2019 and $1,385 in 2018	724	724
Series 3 shares issued and outstanding – 289 Liquidation preference of $634 in 2019 and $760 in 2018	412	412

Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 13,525 in 2019 and 13,259 in 2018 Outstanding shares – 13,515 in 2019 and 13,249 in 2018	135	133
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	56,803	56,609
Accumulated deficit	(58,295)	(59,242)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders' equity (deficit)	81	(1,062)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,542	$4,069

Intrusion

First Quarter 2019 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Quarter ended	Quarter ended
	March 31,	March 31,
	2019	2018

Revenue	$3,191	$2,263
Cost of revenue	1,284	852
Gross profit	1,907	1,411
Operating expenses:
Sales and marketing	412	414
Research and development	182	303
General and administrative	331	295
Operating income	982	399
Interest expense, net	(35)	(53)
Net income	947	346
Preferred stock dividends accrued	(34)	(36)
Net income attributable to common stockholders	$913	$310

Net income per share attributable to common stockholders:
Basic	$0.07	$0.02
Diluted	$0.06	$0.02
Weighted average shares outstanding:
Basic	13,408	12,946
Diluted	15,323	14,730